Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of JA Energy. (the “Company”) on Form 10-K for the year ended August 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry Hall, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  December 15, 2015

/s/         Barry Hall
Name:   Barry Hall
Title:     Barry Hall, Chairman, Chief Executive Officer
              and Chief Financial Officer (Principal Executive Officer
              and Principal Financial Officer)